Exhibit 10.23

DATED	22 december 2011

LB POKER SAS	(1)

And

CAESARS INTERACTIVE ENTERTAINMENT, INC.	(2)

ONLINE POKER

STRATEGIC COLLABORATION SOFTWARE DEVELOPMENT, LICENSING AND PARTIAL ASSIGNMENT AGREEMENT

SQUIRE, SANDERS & DEMPSEY (UK) LLP

7 Devonshire Square

London

EC2M 4YII

United Kingdom

DX 136546 Bishopsgate 2

Office:    +44 (0)20 7655 1000

Fax:        +44 (0)20 7655 1001

*	Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONTENTS

1	DEFINITIONS AND INTERPRETATION	1

2	COOPERATION IN THE DEVELOPMENT OF THE REFERENCE SOFTWARE	9

3	DELIVERY AND ACCEPTANCE OF THE REFERENCE SOFTWARE	12

4	LICENCE AND PARTIAL ASSIGNMENT OF THE REFERENCE SOFTWARE	13

5	FUTURE IMPROVEMENTS	15

6	LIQUIDITY POOLING	16

7	WARRANTIES	16

8	FEES AND PAYMENT	18

9	IP OWNERSHIP AND INDEMNIFICATION	19

10	RELATIONSHIP MANAGEMENT AND GOVERNANCE	20

11	SOFTWARE ESCROW	21

12	LIABILITY	21

13	INSURANCE	22

14	CONFIDENTIALITY	22

15	AUDIT	23

16	COMPLIANCE	24

17	TERM AND TERMINATION	25

18	CONSEQUENCES OF TERMINATION	26

19	SYSTEM SECURITY	26

20	CHANGE OF CONTROL AND IDENTITY DUE DILIGENCE	27

21	FORCE MAJEURE	27

22	NON-POACHING	28

23	NOTICES	28

24	ASSIGNMENT	28

25	VARIATION	28

26	WAIVER	29

27	SEVERANCE	29

28	FURTHER ASSURANCE	29

29	COUNTERPARTS	29

30	COSTS AND EXPENSES	29

31	DISPUTE ESCALATION	29

32	ARBITRATION	30

33	GOVERNING LAW AND JURISDICTION	30

i

DATE OF ONLINE POKER STRATEGIC COLLABORATION SOFTWARE LICENSING AND DEVELOPMENT AGREEMENT	2011

PARTIES

(1)	LB POKER SAS, a company incorporated under the laws of France (Registration Number at RCS of PARIS B 522 702 315) whose principal place of business is at 18 rue Tiphaine, 75015 Paris, France (“LB”)

(2)	CAESARS INTERACTIVE ENTERTAINMENT, INC., a company incorporated under the laws of Delaware whose registered office is at One Caesars Palace Drive, Las Vegas, Nevada 89109, United States of America (“CIE”)

INTRODUCTION

A	LB is a French company which operates on-line poker in France and has developed its own poker platform for the provision of online poker in France.

B	CIE wishes to develop an online poker offering utilising the original components of the poker platform developed by LB.

C	Through their technological cooperation, LB and CIE aim to develop together a world leading poker platform on the basis of the poker platform developed by LB for the online poker market in France.

D	In accordance to the terms of a non-binding Summary of Terms letter (“LOI”) executed between the parties on July 27, 2011, it is the intention of the parties to:

(i)	cooperate in the development of a “reference” poker platform, based on specific developments to be made on the software developed by LB;

(ii)	allow each party to use, further develop and improve, and independently operate and manage separately its own online poker platform notably built on the reference software to be developed under the conditions of this Agreement, subject primarily to each party’s commitment to:

a.	grant the other party assignments and licences to use and include in its platform any new features and improvements developed for the other platform;

b.	comply with the non-compete obligations under this Agreement.

E	In consideration for its licenses for providing its software, development and services, LB will receive certain payments and royalties more fully set out herein.

IT IS AGREED THAT:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following words have the meanings set out below unless the context requires otherwise:

“Acceptance Tests” means the CIE Acceptance Tests and the LB Acceptance Tests.

“Affiliate” means, in relation to either party, any person which controls, is under common control or controlled directly or indirectly by that party and any person directly or indirectly associated with that party (however any entity or person which controls LB Poker either directly or indirectly shall not be considered an Affiliate) and a person shall be associated with another person if the first person owns, directly or indirectly, securities of such person carrying more than 20% of all voting rights (being the right to vote at general meetings); or, is an entity which has contracted with that party or one of its subsidiaries for the management of its casino or hotel operations, or its customer loyalty program.

“Applicable Regulations” means all applicable legislation, regulations and any and all directives, requirements and guidelines of a LB Regulatory Body or a CIE Regulatory Body, as the case may be, including, without limitation, in relation to gambling, taxation, money laundering, fraud, advertising, broadcasting, health and safety, telecommunications and the protection of personal data.

“Bonuses” means funds actually paid to End User accounts (not including winnings) to incentivize sign up, deposits and play, and to be valued on the basis of the actual cash cost to CIE.

“Business Day” means any day (other than Saturday, a Sunday or a bank or public holiday) during which the European Central Bank is open for business.

“CIE Acceptance Tests” means acceptance tests considered appropriate by CIE to test compliance of the Reference Software with the Specification and LB Applicable Regulations in accordance with clause 3.2.

“CIE Applicable Regulations” means all applicable legislation, regulations and any and all directives, requirements and guidelines of a CIE Regulatory Body including, without limitation, in relation to gambling, taxation, money laundering, fraud, advertising, broadcasting, health and safety, telecommunications and the protection of personal data.

“CIE Competitor” means those organisations set out in Schedule 5 hereto.

“CIE Equipment” means the computer hardware and software to be operated by CIE (i) on which the LB Software may be located during the Development Phase and (ii) which will be used for the purposes of the CIE Acceptance Tests to test the Reference Software.

“CIE Platform” means the online poker platform to be built by CIE on the basis of the Reference Software following Completion Date, to be operated by CIE or its Affiliates directly or indirectly or to be provided by CIE to third parties as a Provider.

“CIE Regulatory Body” means any statutory or governmental or quasi-governmental agency, body or authority including, without limitation, any national or supra-national court, the Nevada Gaming Control Board, or any other gambling regulator or any other relevant governmental or local authority or other body exercising powers pursuant to any decree or law which governs the operations of CIE or any Affiliate thereof.

“CIE Territories” means the list of jurisdictions set out in Schedule 9.

“Commencement Date” means the date of execution of this Agreement.

“Completion Date” means the date on which the Reference Software is Ready for Use.

“Copyright Works” means the Reference Software and any Improvements made by LB from time to time.

“Delivery Date” means the date on which the Reference Software is to be provided by LB to CIE, as set forth in the Project Plan.

“Delivery” means the provision by LB to CIE of the Reference Software in compliance with the Specification and the LB Applicable Regulations.

“Development Phase” means the period starting on the Commencement Date and ending on the Completion Date, during which LB will notably provide CIE with a copy of the LB Software and the LB Software Documentation as specified in Schedule 1, according to the Project Plan, and the parties will work together on the development of the Reference Software, including its Specification, and testing as further described in this Agreement.

“Dispute” means any dispute that may arise out of or relate to this Agreement (or its construction, validity or termination).

“End User” means an end user of the CIE Platform.

“End User Data” means all information (including, without limitation, personal data) relating to End Users which is recorded or stored on or through the CIE Platform.

“Escrow Agency” means Logitas, a company organized under the laws of France, acting as escrow agency, registered with the commercial registry of Créteil under the number B 379 610 041, having its registered office located at 47 rue des Solets 94150 Rungis, France (website located at http://www.logitas.com/pages/accueil_uspag.html).

“Escalation” means the procedure of escalation described in clause 10.4 which may be triggered by either party, by notification to the other party, to address issues and Disputes between the parties.

“Fees” means the Royalties and all other fees (including the Reference Software Development Fee, the Reference Software Acceptance Fee and the Reference Software Enhanced Fee) payable by CIE to LB under this Agreement as set out in Schedule 4.

“Force Majeure Event” means in relation to either party any circumstance beyond the reasonable control of that party including, without limitation, any act of God, war, riot, civil disturbance, acts of terrorism, fire, explosion, flood, abnormal weather conditions, loss of utilities, strike, lockout or industrial dispute or governmental or regulatory authority action.

“Gaming Taxes” shall mean all and any taxes, levies and duties howsoever described (but not including any non-recoupable fees charged in order to obtain or retain a gambling licence) in relation to the operation of the CIE Platform charged in respect of the Gross Rake or deposits for which CIE becomes liable from time to time according to CIE Applicable Regulations.

“Gross Rake” means the gross sums charged to End-Users for providing real money wagering poker games. This shall be inclusive of all forms of pot deductions, commissions and time based fees but shall exclude expressly the pot. Gross Rake represents the sums taken by CIE as its reward for providing the poker gaming services to End Users.

“Improvement” means any optimisation, enhancement, improvement, addition, updates, bug fixes and/or source code repairs to the Reference Software and the parties respective Platforms based on the Reference Software in relation to either (i) play for real money poker or (ii) play for fun poker, subject always to Clause 5.1.

“Improvement Term” means a period of [***] from the Completion Date.

“Industry Best Practice” means the exercise of that highest degree of professional skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in offering regulated gambling services.

“Insolvency Event” means one or more of the following events affecting a party (the “Affected Party”):

(a)	the Affected Party ceases or threatens to cease to carry on business or suspends all or substantially all of its operations, or suspends payment of its debts or becomes unable to pay its debts or is deemed to be unable to pay its debts within the meaning of any insolvency legislation in the jurisdiction of the Affected Party;

(b)	a winding-up petition presented in respect of the Affected Party is not set aside within 120 days or circumstances arise which entitle a court of competent jurisdiction to make a winding up order of the Affected Party;

(c)	the Affected Party enters into liquidation (as defined in any insolvency legislation in the jurisdiction of the Affected Party) either compulsory or voluntary (save for the purposes of a solvent reconstruction or amalgamation previously approved in writing by the Affected Party) or a provisional liquidator is appointed in respect of the Affected Party;

(d)	notice of intention to appoint an administrator is served in respect of the Affected Party or a petition or an application for an administration order is presented or a notice of appointment of administration is served in respect of the Affected Party or an administration order is made (or any similar actions taken) under any insolvency legislation in the jurisdiction of the Affected Party;

(e)	an administrative receiver, receiver or manager or similar officer is appointed under any insolvency legislation in the jurisdiction of the Affected Party in respect of the whole or any part of the Affected Party’s assets or circumstances arise which entitle a court of competent jurisdiction or a creditor to appoint a receiver or manager of the Affected Party;

(f)	an application for an interim order under any insolvency legislation in the jurisdiction of the Affected Party;

(g)	the Affected Party proposes to enter or enters into any composition or arrangement with its creditors generally or any class of creditors;

(h)	a distress, execution or other legal process is taken or steps are taken to enforce any encumbrance over all or part of the assets and/or undertaking of the Affected Party;

(i)	a provisional liquidator is appointed under any insolvency legislation in the jurisdiction of the Affected Party; or

(j)	the Affected Party suffers any event analogous to any of (a) to (i) above in any jurisdiction.

“Insurance Requirements” means those insurance risks, cover levels and other requirements set out in Schedule 7.

“Intellectual Property Rights” means patents, trademarks, service marks, trade names, registered and unregistered designs, trade or business names, copyright (including, but not limited to, rights in software), database rights, design rights, publicity rights, know-how, rights in confidential information and any other Intellectual Property Rights whatsoever irrespective of whether such Intellectual Property Rights have been registered or not which may subsist in any part of the world.

“Liabilities” means all liabilities, costs, expenses, penalties, damages, claims, awards, compensation and fines.

“LB Acceptance Tests” means the testing processes operated by LB on the LB Platform used to test that the Reference Software (and each module thereof) is fully operational and complies with the Specification, notably using the tools described in clause 10 of the architecture document in Schedule 1.

“LB Applicable Regulations” means all applicable legislation, regulations and any and all directives, requirements and guidelines of a LB Regulatory Body including, without limitation, in relation to gambling, taxation, money laundering, fraud, advertising, broadcasting, health and safety, telecommunications and the protection of personal data.

“LB Competitor” means the organisations listed in Schedule 6.

“LB Platform” means the online poker platform built and operated by LB on the basis of the LB Software. After Completion Date, the LB Platform will be based on the Reference Software.

“LB Regulatory Body” means any statutory or governmental or quasi-governmental agency, body or authority including, without limitation, any national or supra-national court, the Autorité de Régulation des Jeux En Ligne, or any other gambling regulator or any other relevant governmental or local authority or other body exercising powers pursuant to any decree or law which governs the operations of LB in France.

“LB Software” means all software programs and related LB Software Documentation proprietary to LB forming part of or used in connection with the LB Platform (but not including any Third Party Software) as described in Schedule 1. The LB Software is to be supplied by LB to CIE during the Development Phase for the purpose of “beta” testing, training and assistance to the development of the Reference Software, subject to the terms of the corresponding license herein. The LB Software complies with LB Applicable Regulations. A copy of the LB Software as of the Delivery Date will be lodged in escrow with the Escrow Agency, as further described in the Agreement.

“LB Software Documentation” means the Operating Manuals and other reasonable and appropriate information related to the LB Software.

“LB Software Developments” means additional source code and additional functionalities, features, adaptations and improvements made to the LB Software during the Development Phase necessary to create the Reference Software according to the Specification.

“LB Territories” means the jurisdictions set out in Schedule 8.

“Materials” means the source code of the LB Software Developments, software, materials, products, documentation and/or any other elements created by either party during the Development Phase.

“Month” shall mean a calendar month.

“Net Charge Back” means a credit card transaction whereby funds that have been paid to a merchant are refunded to the credit card issuer, following a credit card holder’s claim of an improper credit card transaction.

“Net Gaming Revenue” means [***].

“Operating Manuals” means the documentation, user instruction manuals, technical literature and all other related materials in human readable and/or machine readable forms to be delivered together with the LB Software as set out in Schedule 1.

“Operator” means the entity making the Platform available directly to End Users.

“Platform” means generically under this Agreement the system and infrastructure built by either party on the basis of the Reference Software for the provision of online real money poker, in compliance with its Applicable Regulations.

“Processing Fees” means any credit card, debit card or equivalent processing or transaction charge or fees payable by CIE or its Affiliates following CIE’s or its Affiliates reasonable efforts in negotiating such fees with the relevant financial organizations.

“Project Manager” means a person with authority who shall have responsibility for the matters contemplated in this Agreement.

“Project Plan” means the plan for the development of the Reference Software by LB with the assistance of CIE, including delivery of the LB Software, installation on CIE Equipment, finalization of the Specification, development, training on the job, testing, to be performed during the Development Phase and any and all activities, according to mutually agreed milestones until the Completion Date, as further described in Schedule 2 and as may be further refined by the parties during the Development Phase.

“Provider” means the entity making the Platform available on commercial terms to third parties who are not End Users.

“Ready for Use” means the state of development of the Reference Software at which it has been delivered, installed on the CIE Equipment and has passed the Acceptance Tests.

“Reference Software” means the software and its documentation, including the operating manuals, the Source Code and the Platform architecture specifications (the “Documentation”), developed under this Agreement by LB with the assistance of CIE on the basis of the LB Software, to comply with the Specification and LB Applicable Regulations and to be delivered by LB to CIE on the Delivery Date. A copy of the Reference Software as of the Completion Date will be lodged in escrow with the Escrow Agency, as further described in the Agreement.

“Reference Software Acceptance Fee” means the overall payment of [***], in the tranches as further described in Schedule 4.

“Reference Software Development Fee” means the overall payment of [***], in the tranches as further described in Schedule 4.

“Reference Software Enhanced Fee” means the payment of [***] as further described in Schedule 4.

“Reference Software Specification” or “Specification” means the specifications of required functionalities of the Reference Software as described in clause 2.4 of this Agreement, built on the basis of the LB Software and to be finalized by the parties according to the Project Plan.

“Royalties” means the royalties set out in Schedule 4, and subject to clause 8.5.

“Services” means services to be provided by LB following the Delivery of the Reference Software as set out at Schedule 3.

“Site” means the location in metropolitan France at which the LB Software is to be delivered by LB to CIE during the Development Phase.

“Source Code” means all modules of source code forming the LB Software and/or Reference Software as appropriate.

“Term” means the period commencing on the Commencement Date and expiring seven Years following the Completion Date. Following expiry of the Term, it is expressly agreed and acknowledged that CIE will remain liable for the payment of all Royalties due to LB under this Agreement according to Schedule 4. This Term is distinct from (i) the Improvement Term as defined hereunder and (ii) the term of the licences granted in clauses 4 and 5 hereof, which shall each be perpetual.

“Territory of Assignment to CIE” means the United States of America.

“Territory of License” means the whole of the world except the Territory of Assignment to CIE.

“Third Party Software” means the software programs forming part of or used in connection with the LB Platform and/or the Platform and/or any Improvements which are proprietary to a third party.

“Training Modules” means those topics and modules on which LB will train CIE during the Development Phase as set out in schedule 11 hereto, which excludes any training by LB on Third Party Software.

“Unsuitable Entity” means a person who is deemed to be unsuitable for the purposes of being involved with (whether directly or indirectly) the provision of gambling and/or gambling related services in the United States of America pursuant to an Unsuitability Event as defined in Schedule 12 of this Agreement.

“VAT” means value added tax and other applicable sales taxes or any tax replacing the same or any similar tax imposed in any foreign jurisdiction.

“Year” means each period beginning on the Commencement Date up to and including the day before the anniversary of that date during the Term and each subsequent period of 12 continuous Months during the Term.

1.2	In this Agreement:

(a)	the recitals and Schedules form part of this Agreement and references to this Agreement include the recitals and Schedules;

(b)	references to recitals, clauses and Schedules are to recitals and clauses of and Schedules to this Agreement; references in a Schedule to paragraphs are to the paragraphs of that Schedule; and a reference to a clause or paragraph number is, unless otherwise specified, a reference to all its sub-clauses or sub-paragraphs;

(c)	words importing a gender include every gender and references to the singular include the plural and vice versa;

(d)	words denoting persons include individuals and bodies corporate, partnerships, unincorporated associations and other bodies (in each case, wherever resident and for whatever purpose) and vice versa;

(e)	references to this Agreement or any other document are to this Agreement or that document as in force for the time being and as amended, supplemented, varied, modified, renewed or replaced or extended from time to time in accordance with the requirements of this Agreement or that document (as the case may be);

(f)	a reference to a statute or statutory provision shall unless otherwise stated be construed as including a reference to any subordinate legislation made from time to time under the statute or statutory provision whether before or after the Commencement Date;

(g)	a reference to a statute, statutory provision or any subordinate legislation shall unless otherwise stated be construed as including a reference to that statute, provision or subordinate legislation as in force at the Commencement Date and as from time to time modified or consolidated, superseded, re-enacted or replaced (whether with or without modification) after the Commencement Date;

(h)	references to “the parties” shall, unless otherwise expressly stated, be construed as references to CIE and/or LB and the term “party” shall be construed accordingly; and

(i)	references to a party shall, except where the context requires otherwise, include its successors in title and permitted assignees.

1.3	In this Agreement, the words “other”, “includes”, “including”, “for example” and “in particular” do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

1.4	If and to the extent of any inconsistency or conflict between any of the clauses, the Schedules and any document otherwise attached or incorporated into this Agreement, the order of priority for the purposes of construction is, in descending order:

(a)	the terms and conditions of this Agreement;

(b)	the Schedules;

(c)	any other document incorporated by express reference into this Agreement.

1.5	For the purposes of construction, an omission, whether deliberate or inadvertent, is not by itself to be construed as giving rise to a conflict.

1.6	Clause headings and the table of contents of this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

2	COOPERATION IN THE DEVELOPMENT OF THE REFERENCE SOFTWARE

2.1	The parties acknowledge that their full collaboration and the fulfilment of their respective obligations from the Commencement Date is material to the successful development of the Reference Software by the Completion Date in compliance with the Reference Software Specification and CIE therefore undertakes to provide active assistance to LB in the Development Phase, as further described in this clause 2.

2.2	LB agrees and undertakes that, during the Development Phase, it shall:

(a)	provide CIE all the appropriate and necessary information and Documentation in relation to the LB Platform, in addition to the materials arising from the information sharing and due diligence activities having taken place since the execution of the July 27, 2011 LOI between the parties

(b)	work with CIE to finalise the Specification so as to set out those steps necessary to develop the Reference Software based on the LB Software, and make any necessary amendments to the Project Plan;

(c)	provide CIE with a copy of the LB Software at the Site for the purposes of the parties’ cooperation in developing the Reference Software in accordance with the Project Plan and shall assist the CIE personnel dedicated to the project in order to install and test the LB Software on the CIE Equipment as a “beta” version only, through all appropriate means;

(d)	permit CIE at CIE’s own cost to appoint a third party who will be subject to strict confidentiality obligations and tasked to examine the LB Software, the LB Platform and relevant documentation in relation to the LB Platform for the purposes of CIE’s own internal audit.

(e)	as soon as reasonably practicable after the Commencement Date, LB shall provide CIE all necessary information which CIE would reasonably require to allow CIE to further assess its needs and take the appropriate steps to build and configure the CIE Equipment and subscribe to licences for Third Party Software to allow the installation and testing of the Reference Software upon its Delivery;

(f)	subject to the payment by CIE of the Reference Software Development Fee, LB shall develop the Reference Software with the assistance of CIE to ensure the compliance of the Reference Software with CIE’s needs and expectations as further reflected in the Specification;

(g)	subject always to clause 2.7, LB shall complete the development of the Reference Software and ensure its Delivery by the Delivery Date, as set out in the Project Plan;

(h)	provide training for CIE staff in relation to each of the Training Modules, at no additional cost and for a maximum of ten (10) CIE employees, as described in Schedule 11 hereto.

(i)	Following the completion of the training referred to in Clause 2.2(g) above, provide such further training to CIE staff from time to time during the Term of the Agreement as CIE may reasonably request, such training to be subject to agreed fees to be charged by LB.

2.3	CIE agrees and undertakes that, during the Development Phase it shall:

(a)	at its own cost and under its sole liability, arrange for the hiring of an appropriate number of experienced and qualified full time employees to be assigned on the project in order to be trained by LB on the LB Software, the LB Platform and the Reference Software during its development, as well as to provide input and assist during the development and testing of the Reference Software as per the Project Plan. Such resources shall have to work on LB’s premises, except with respect to those Training Modules specified in Schedule 11 which may be provided by LB via teleconference, it being specified that CIE shall remain at all times entirely and solely liable as employer of such CIE personnel. After a period of time to be mutually agreed between the parties, once they have acquired sufficient knowledge on LB Software and associated processes of development, all or part of these resources shall carry on their work from CIE premises (in Montreal or another CIE location). In addition, once each of the Training Modules has been successfully provided by LB to CIE during this Development Phase, it is agreed that CIE will be able to rely on such CIE personnel to train any additional resources CIE chooses to hire in the future in order to build and operate the CIE Platform.

(b)	set up the CIE Equipment;

(c)	be responsible for obtaining all Third Party Software licences required to operate the Reference Software and for the payment of all and any applicable licence fees thereof;

(d)	contribute to the development and finalisation of the Specification and review and approve such Specification following its submission by LB during the Development Phase; and

(e)	Pay the Reference Software Development Fee and the Reference Software Acceptance Fee to LB.

2.4	As of the Commencement Date, the parties shall cooperate in order to finalize and issue the Specification, in compliance with the Project Plan. On the basis of the discussions and exchange of information between the parties, notably through the due diligence and audit carried out by CIE, the parties have agreed that the following features and functionalities shall be added in the LB Software in order to develop the Reference Software:

[***].

such terms bearing the meanings set out in the Specification.

2.5	License to use the LB Software during the Development Phase.

LB hereby grants to CIE a limited, non-exclusive, non-transferable licence to use, copy, modify or adapt the LB Software and/or its Documentation for the duration of the Development Phase and for the purposes of cooperating in the development of the Reference Software, and solely at the site of CIE Equipment.

2.6	Once the parties have finalised the Specification, the parties shall proceed with any relevant and appropriate amendment to the Project Plan to confirm or amend the milestones of the development project until Completion Date, such as: software increments, installation of the software increments on the CIE Equipment, testing of the Reference Software, and any other relevant milestones.

2.7	CIE acknowledges that LB’s obligation to complete the development of the Reference Software by the Delivery Date shall be subject always to the performance by CIE of its obligations expressed in this clause 2. To the extent that CIE fails to perform such obligations, leading to a delay which causes LB to be unable to deliver the Reference Software by the Delivery Date, then the Delivery Date shall be extended accordingly.

2.8	Ownership of the Materials

(a)	It is agreed that LB shall remain the owner of all Materials to be created by or on behalf of LB in order to develop the Reference Software or during the Development Phase.

(b)

In the event that, in the course of providing input and assistance to LB under this clause 2, CIE personnel contribute to the development of Materials, CIE expressly agrees that any and all Intellectual Property Rights in such Materials will automatically vest in LB at no fee and CIE hereby assigns all right, title and interest in and to such Materials to LB. CIE agrees to (i) immediately and automatically transfer all such Intellectual Property Rights to LB, (ii) procure the irrevocable waiver of all moral rights in the Materials, (iii) execute and have its personnel execute all documents and to take all other steps and actions necessary to ensure the full assignment of, and LB’s title to, such Intellectual Property Rights in the Materials and accordingly, (iv) to allow LB to enforce its rights in the Materials.

3	DELIVERY AND ACCEPTANCE OF THE REFERENCE SOFTWARE

Delivery of the Reference Software

3.1	LB will deliver the Reference Software to CIE on the Delivery Date as set out in the Project Plan and subject to clauses 2.6 and 2.7.

Testing and Acceptance of the Reference Software

3.2	Within a reasonably sufficient period of time prior to actual delivery of the Reference Software, CIE shall submit to LB proposed user acceptance criteria and test data for the CIE Acceptance Tests for each module of the Reference Software, as set out in the Project Plan. These criteria and data shall be such as are reasonably required to show that the Reference Software operates in accordance with, and conforms to, the Specification. LB shall provide CIE all reasonable assistance to prepare such user acceptance criteria and test data. The parties shall use all reasonable endeavours to finalize and approve the user acceptance criteria and test data for the CIE Acceptance Tests within twenty days from the date of their submission to LB.

3.3	LB shall carry out the LB Acceptance Tests, and provide the results to CIE.

3.4	CIE shall carry out the CIE Acceptance Tests with assistance from LB.

3.5	If the Reference Software or any part thereof fails to pass any of the Acceptance Tests, LB shall remedy the reproduceable defects and deficiencies at its sole cost and the relevant Acceptance Test(s) shall be repeated within a reasonable time.

3.6	If the Reference Software or any part thereof fails in any material respect to pass any repeated Acceptance Tests within [***] from the date of its second submission to such Acceptance Tests (the “Failure Date”), then CIE may, by written notice to LB, choose at its sole discretion:

(a)	to fix a new date for carrying out the Acceptance Tests on the Reference Software. If the Reference Software fails such further Acceptance Tests then CIE may request a repeat of the Acceptance Tests under this clause 3 or proceed under clause 3.6(b) or alternatively clause 3.6(c);

(b)	to accept the Reference Software, subject to the parties agreeing on any change of acceptance criteria, amendment of the Specification and/or reduction in the Fees as, after taking into account all the relevant circumstances, is reasonable; or

(c)	if LB is unable to correct defects within a period of [***] from the Failure Date, to reject the Reference Software as not being in conformity with the Agreement, in which event CIE may terminate this Agreement, and (without prejudice to CIE’s other rights and remedies) shall be entitled to claim the return of the Reference Software Development Fee (for the avoidance of doubt in such a case CIE shall have no rights to continue to use the Reference Software or the LB Software).

Acceptance of the Reference Software

3.7	Acceptance of the Reference Software shall be deemed to have occurred on the signing by CIE and LB of an acceptance certificate for the Reference Software in the form attached hereto in Schedule 10. Upon such acceptance, the Reference Software will be duplicated and installed on each party’s separate Platforms. It is agreed between the parties that such acceptance by CIE is final and amounts to the acknowledgment by CIE that the Reference Software meets the Specification without any reservation and that the Reference Software Acceptance Fee is due as specified in Schedule 4.

3.8	Upon acceptance of the Reference Software:

(a)	LB shall be relieved from any obligation to train CIE resources, except as otherwise stated in Clause 2.2(h) and Schedule 3;

(b)	LB will solely be responsible for the Services, subject to the terms and conditions, as described in Schedule 3;

(c)	Following acceptance, CIE shall take full responsibility for building the CIE Platform in compliance with the CIE Applicable Regulations and operating the Platform on its own equipment.

4	LICENCE AND PARTIAL ASSIGNMENT OF THE REFERENCE SOFTWARE

4.1	From Completion Date, LB hereby grants to CIE a non-exclusive (subject to clause 4.3(c)), perpetual, irrevocable, licence in the Territory of License to use, copy, modify, adapt or otherwise change or make developments to the Reference Software and any Improvements made by LB from time to time together with the right to sub-license to third parties acting as Operators subject to the terms and conditions hereunder.

4.2	Save as specifically assigned pursuant to Clause 4.5 hereof, LB shall remain the owner of all Intellectual Property Rights in the Reference Software, the LB Software the Operating Manuals the Materials and any Improvements made by LB from time to time.

4.3	Subject always to clause 4.4 the parties agree the following restrictions on the way that each party will use its Platform during the Term:

(a)	CIE shall have the right to act as a Provider and/or Operator in the CIE Territories;

(b)	LB shall have the right to act as a Provider and/or Operator in the LB Territories;

(c)	CIE may act as a Provider in LB Territories but only with the prior consent of LB in writing in respect of each such territory, save that CIE shall be permitted to make the CIE Platform available to End Users in its capacity as an Operator in such LB Territories;

(d)	LB may act as a Provider in CIE Territories but only with prior consent of CIE in writing in respect of each such territory, save that LB shall be permitted to make the LB Platform available to its end-users in its capacity as an Operator in such CIE territories;

(e)	Notwithstanding clauses 4.3(a) to 4.3(d), during the Term of this Agreement, neither party will provide the Reference Software or its Platform to any LB Competitor or CIE Competitor (acting as Operator or otherwise).

4.4	If:

(a)	within the period ending on the later of (i) [***] after the date of the implementation of US Federal Legislation authorizing on line poker for real money in the United States (such date being the first date on which an operator could effect a bet as a poker Operator pursuant to such legislation), and (ii) [***] after the Completion Date (and always providing in such case that US Federal Legislation has been so implemented as expressed above), CIE has not used the CIE Platform for the operation of real money poker games as Operator in the United States of America, or

(b)	at any time during the Term CIE should cease to use the CIE Platform for the operation of real money poker games as Operator in the United States of America then the restrictions on LB contained in 4.3(b), 4.3(d) and 4.3(e) will cease to apply with immediate effect. In addition, CIE will reassign back to LB, and commits to do all and such acts as necessary to perfect the assignment of, all the Copyright Works assigned to it by LB under the Copyright Assignment of Schedule 13, with immediate effect, in the same format and for the Territory of Assignment, but for a consideration of one US dollar.

4.5	LB agrees that at the Commencement Date it will enter into the assignment of copyrights set out in Schedule 13 (“the Assigned Copyrights”) but only so far as they subsist in the Territory of Assignment, and to do all and any such further acts as reasonably necessary to perfect the assignment of those copyrights, such assignment being effective as of the Completion Date.

4.6	Subject to the assignment described in clause 4.5 above, and from the Completion Date, CIE hereby grants to LB a non-exclusive, (subject to clause 4.3(d)), perpetual, irrevocable, licence in the Territory of Assignment to use, copy, modify, adapt or otherwise change or make developments to the Reference Software and/or any Improvements made by LB from time to time, together with the right to sub-license to third parties acting as Operators subject to the terms and conditions hereunder.

4.7	CIE agrees that at the Commencement Date it will enter into the assignment of copyrights set out in Schedule 14 (“the Assigned Improvements Copyrights”) for its Improvements and for France only, but only so far as such copyrights subsist in France, and to do all and any such further acts as reasonably necessary to perfect the assignment of those copyrights.

4.8	Subject to the assignment described in clause 4.7 above, and from the Completion Date, LB hereby grants to CIE a non-exclusive, (subject to clause 4.3(c)), perpetual, irrevocable, licence in France to use, copy, modify, adapt or otherwise change or make developments to any Improvements made by CIE from time to time, together with the right to sub-license to third parties acting as Operators subject to the terms and conditions hereunder.

4.9	If the conditions set forth under clause 4.4(a) and 4.4(b) apply CIE may, within [***], notify LB in writing of its decision to definitely and irrevocably renounce its use of the Reference Software, the Improvements and to any and all related rights under this Agreement for all CIE and LB Territories and upon such notification LB undertakes to pay the Reference Software Enhanced Fee back to CIE within [***] upon receipt of an invoice from CIE, save to the extent that such Fee has already been recouped against Royalties as per Schedule 4. After this twenty-four months period CIE will no longer be able to claim the Reference Software Enhanced Fee back from LB.

5	FUTURE IMPROVEMENTS

5.1	The obligation on each party under this clause 5 to use reasonable efforts to make Improvements and to share them with the other party is restricted to improvements to the Reference Software only so far as they relate to the operation of play for money or play for fun poker. For the avoidance of doubt, improvements which constitute the addition of functionality for any other form of gambling or recreation not being poker shall not be considered to be Improvements and shall not fall within the ambit of the obligations in this clause 5.

5.2	Beginning on the Completion Date and for the duration of the Improvement Term, each party shall use reasonable efforts to make Improvements to the Reference Software for use on its Platform, at its own cost.

5.3	Each party shall promptly notify the other party of any Improvements it has made to the Platform during the Improvement Term and shall make such Improvements available to the other party (including, without limitation, providing the Source Code in respect of the Improvement) for use in connection with the Platform, at no cost to the other party.

5.4	Save where the copyright in the Improvement will have been assigned by one party to the other under clause 4, each party hereby grants to the other party a non-exclusive, worldwide, perpetual and irrevocable, sub-licensable licence to use, copy, develop, modify, adapt or otherwise change any Improvements provided to the other party under this clause 5, but only for the strictly limited purposes of the other party exercising its rights in relation to its Platform.

5.5	Improvements may be made available for downloading over the internet using a secure protocol to be agreed between LB and CIE, in which case the relevant party will notify the other party when such download is available.

5.6	For the avoidance of doubt, neither party is obliged to implement any Improvement provided by the other party.

5.7	Both parties shall make commercially reasonable efforts (i) to share and discuss their Improvements roadmap (ii) to ensure that the Improvements do not materially compromise the integrity of the Reference Software and (iii) to maintain within reason and where possible the integrity of the overall architectural components of their respective Platforms such that the Improvements made by each party will be able to be used by that party with the minimum of amendment.

5.8	Following delivery of an Improvement to the other party, each party shall provide upon formal request reasonable technical support in assisting the other to implement the Improvements it performed on the Reference Software after the Development Phase.

6	LIQUIDITY POOLING

6.1	During the Term of the Agreement, and subject always to 6.2 and 6.3, should either party act as an Operator in a territory which permits the pooling of liquidity, the parties agree to make reasonable commercial efforts to give each other the first right of negotiation to share their liquidity, provided that the parties shall at all times comply with Applicable Regulations in the Territory.

6.2	CIE shall not at any time share liquidity with any LB Competitor in France, unless LB gives its consent in writing to such liquidity sharing.

6.3	LB shall not at any time share liquidity with any CIE Competitor in the United States of America, unless CIE gives its consent in writing to such liquidity sharing.

7	WARRANTIES

7.1	Each party represents, warrants and undertakes to the other party that:

(a)	it has full power, corporate capacity and authority to enter into and perform its obligations under this Agreement;

(b)	this Agreement is executed by a duly authorised representative and, once executed, constitutes a legal, valid and binding obligation on that party; and

(c)	it will cooperate in the development of the Reference Software using reasonable skill, expertise and diligence.

(d)	each party in the performance of its obligations under this Agreement shall comply, in each and every respect with each party’s respective Applicable Regulations for the time being in force and shall comply from the date of issue, subject to a reasonable notice and unless non commercially viable, with any codes of practice or policies issued by either party to the other from time to time during the term of this Agreement;

7.2	LB hereby represents, warrants and undertakes to CIE that:

(a)	it is the owner of all Intellectual Property Rights in the LB Software, in the LB Software Developments and in the Improvements which it creates, that it has and will continue to hold all rights necessary to grant to CIE the rights granted under this Agreement and such rights do not infringe or conflict with the rights of any third party;

(b)	The Reference Software will conform to the Specification;

(c)	the Reference Software as accepted and any and all Improvements as delivered shall not and will not include any undisclosed restrictive code or automatic restraints;

(d)	the Reference Software as accepted and any and all Improvements as delivered shall not and will not include any hidden keys, back doors or other undocumented locks which are designed to permit unauthorized access to CIE Platforms and, except as may otherwise be permitted by this Agreement, the Reference Software and any and all Improvements shall not and will not contain any code or mechanism that permits the transfer of data from CIE’s Platform to LB’s Platform;

(e)	the development of the Reference Software and the Improvements and the provision of Services will be performed by appropriately qualified, trained and competent personnel with all due care, skill and diligence, and to the highest standard of quality, and shall be properly supervised;

(f)	it shall procure that its personnel comply with all applicable staff, contractors’ and other applicable requirements of the other party whilst on such CIE premises.

(g)	it has and will develop the Reference Software and any Improvements with all reasonable skill, expertise and diligence;

7.3	SAVE AS EXPRESSED IN 7.1 AND 7.2 LB HEREBY DISCLAIMS ANY WARRANTY, EITHER EXPRESS, IMPLIED OR STATUTORY TO THE FULLEST EXTENT POSSIBLE IN LAW, INCLUDING WITH RESPECT TO THE REFERENCE SOFTWARE TO THE EXTENT THAT THE REFERENCE SOFTWARE SOURCE CODE IS MODIFIED IN ANY WAY BY CIE FOLLOWING ACCEPTANCE.

7.4	CIE HEREBY REPRESENTS, WARRANTS AND UNDERTAKES TO LB THAT:

(a)	IT IS THE OWNER OF (OR IS A LICENSEE WITH THE RIGHT TO SUB- LICENSE, AS THE CASE MAY BE) ALL INTELLECTUAL PROPERTY RIGHTS IN THE IMPROVEMENTS THAT IT CREATES, THAT IT HAS AND WILL CONTINUE TO HOLD ALL RIGHTS NECESSARY TO GRANT TO LB THE RIGHTS GRANTED UNDER THIS AGREEMENT, AND SUCH RIGHTS DO NOT INFRINGE OR CONFLICT WITH THE RIGHTS OF ANY THIRD PARTY;

(b)	ANY IMPROVEMENTS AS DELIVERED SHALL NOT AND WILL NOT INCLUDE ANY UNDISCLOSED RESTRICTIVE CODE OR AUTOMATIC RESTRAINTS;

(c)	ANY AND ALL IMPROVEMENTS AS DELIVERED SHALL NOT AND WILL NOT INCLUDE ANY HIDDEN KEYS, BACK DOORS OR OTHER UNDOCUMENTED LOCKS WHICH ARE DESIGNED TO PERMIT UNAUTHORIZED ACCESS TO LB’S PLATFORM AND, EXCEPT AS MAY OTHERWISE BE PERMITTED BY THIS AGREEMENT, ANY AND ALL IMPROVEMENTS SHALL NOT AND WILL NOT CONTAIN ANY CODE OR MECHANISM THAT PERMITS THE TRANSFER OF DATA FROM LB’S PLATFORM TO CIE’S PLATFORM;

(d)	THE DEVELOPMENT OF THE IMPROVEMENTS WILL BE PERFORMED BY APPROPRIATELY QUALIFIED, TRAINED AND COMPETENT PERSONNEL WITH ALL DUE CARE, SKILL AND DILIGENCE; AND

(e)	IT SHALL PROCURE THAT ITS PERSONNEL COMPLY WITH ALL APPLICABLE STAFF, CONTRACTORS’ AND OTHER APPLICABLE REQUIREMENTS OF THE OTHER PARTY WHILST ON SUCH LB’S PREMISES.

7.5	SAVE AS EXPRESSED IN 7.1 AND 7.4, CIE HEREBY DISCLAIMS ANY WARRANTY, EITHER EXPRESS, IMPLIED OR STATUTORY TO THE FULLEST EXTENT POSSIBLE IN LAW.

7.6	In the event of any breach of any of the warranties set out in clause 7.1, 7.2 and 7.4, in addition to (and not in lieu of) any other remedies available to either party under this Agreement or otherwise, the breaching party agrees to take promptly whatever action is necessary to remedy and cure such breach, at no additional cost or expense to the other party, and without interruption to the other party’s ongoing business.

8	FEES AND PAYMENT

8.1	CIE shall pay the Fees in accordance with this Clause 8 and Schedule 4 (Fees).

8.2	Save as specifically described in this Agreement, each party shall be responsible for its own expenses and its personnel in connection with the performance of this Agreement.

8.3	Within [***] of the end of each quarter, CIE shall provide LB with a detailed report of the Net Gaming Revenue achieved in respect of that quarter and the Royalties due to LB. Following receipt of such report, LB shall be permitted to raise an invoice in respect of the Royalties due for such quarter.

8.4	Payment of invoices will be made in US dollars within [***] from the end of the Month in which CIE receives an invoice in accordance with this clause 8 and Schedule 4. If CIE fails to pay in full on the date any amount which is payable to LB pursuant to this Agreement is due, then, without prejudice to any other right or remedy of LB, the outstanding amount shall bear interest at [***] from the due date until up to and including the date that payment is made in full and such interest shall be compounded on a monthly basis.

8.5	If CIE is required by law to make any deduction or withholding from any payment to LB (save in a case where such deduction or withholding arises as a result of LB being engaged in a trade or business in the United States which would trigger a liability to tax in the United States), it shall do so and the sum due in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, LB receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and retained had no such deduction or withholding been required to be made.

8.6	If CIE is required to gross up any payment pursuant to clause 8.5 above so that LB receives the Fees net of any applicable duties, LB shall complete, within a reasonable time, all such forms, certificates or documentation and shall take any such further action (including the filing of any such forms, certificates or documentation) as reasonably requested by CIE so that CIE may make the payment free of tax or, to the extent this is not possible, at the lowest possible rate of tax. CIE shall promptly cooperate with LB, upon request by LB, in the completion of such forms, certificates or documentation.

9	IP OWNERSHIP AND INDEMNIFICATION

9.1	The parties expressly acknowledge and agree that, except as expressly provided, this Agreement does not transfer the ownership of, or create any licences in any Intellectual Property Rights.

9.2	Save as specifically provided in this Agreement, all Intellectual Property Rights in any materials, information, documentation or products (including any Improvements) supplied by either party to the other after the Completion Date shall remain the exclusive property of the supplying party and such items shall be used by the receiving party only as authorised by the supplying party in writing or under the terms of this Agreement. Any rights granted by the supplying party to use or exploit any of its Intellectual Property Rights will terminate immediately upon the termination of this Agreement, except in respect of any rights in the Reference Software, Materials, Operating Manuals, and any Improvements, for which the receiving party will have the benefit of the assignments and perpetual and irrevocable licences granted in clauses 4 and 5 hereof.

9.3	The parties acknowledge and agree that each party shall be permitted to modify, adapt or otherwise make changes to the Platform and/or any Improvements provided by the other party. Subject to the express terms of this Agreement, all Intellectual Property Rights in any Improvements discovered and/or developed by a party shall vest in such party.

9.4	In the event of any claim or action that the Intellectual Property Rights of either party (the “Indemnifying Party”) provided under this Agreement (or any part thereof) infringe the Intellectual Property Rights or any other rights of a third party, without prejudice to any rights or remedies the other party (the “Indemnified Party”) may have, the Indemnifying Party shall promptly and at its own expense:

(a)	procure for the Indemnified Party the right to continue using such Intellectual Property Rights in accordance with the terms of this Agreement; or

(b)	modify or replace such infringing part of the Intellectual Property Rights so as to avoid the infringement or alleged infringement (provided that the Reference Software complies with the Specification).

9.5	The Indemnifying Party will indemnify and keep the Indemnified Party harmless against all Liabilities incurred or suffered by the Indemnified Party pursuant to a final decision having res judicata effect or other compromise by way of final settlement approved by the Indemnifying Party howsoever arising as a result of or in connection with any claim made by any third party in relation to the infringement of the Intellectual Property Rights.

9.6	In relation to any claim under clause 9.5:

(a)	The Indemnified Party shall notify the Indemnifying Party of such claim as soon as reasonably practicable after it becomes aware of the claim;

(b)	The Indemnifying Party shall be given immediate and complete control of such claim and shall in its sole discretion determine what action, if any, shall be taken;

(c)	The Indemnified Party shall not prejudice the Indemnifying Party’s defence of such claim (including by making any settlement or compromise of the claim or agreeing to any matter in its conduct which may affect the amount of the liability without the prior consent of the Indemnifying Party); and

(d)	The Indemnified Party shall, at its own cost, give the Indemnifying Party all reasonable assistance with such claim.

10	RELATIONSHIP MANAGEMENT AND GOVERNANCE

10.1	Collaboration between the parties

In order to ensure successful collaboration in the development of the Reference Software and the Improvements under this Agreement, the parties have agreed to set up governance meetings as described in this clause 10, commencing on the Commencement Date and until expiry of the Improvement Term.

The parties agree to closely cooperate during the period commencing on the Commencement Date and until expiry of the Improvement Term.

10.2	Project Managers

For the day-to-day management of the relationship between the parties under this Agreement, each party shall appoint a Project Manager within [***] of the Commencement Date, to whom all questions regarding this Agreement can be referred. Each party shall provide to the other in writing the name and relevant qualifications of the Project Manager it has appointed and shall notify promptly any update as the case may be.

Each party agrees that the Project Manager shall not be replaced before the Completion Date, without notice to the other party, and if any such person is replaced, the concerned party shall consult with the other party about the identity of a suitable replacement.

10.3	Steering Committee

The Steering Committee will meet once a year until expiry of the Improvement Term. In addition, each party may request exceptional meetings to take place within [***] in order to discuss important and urgent issues impacting the performance of the Agreement or to address Disputes.

The Steering Committee will be comprised of the Project Managers and one senior executive from each party who will be responsible for executive-level input into the parties’ activities under this Agreement. For these meetings, the Steering Committee may decide to invite additional representatives for informational purpose only.

The role of the Steering Committee shall be essentially to:

(a)	review and attempt to settle any Dispute;

(b)	share and discuss any and all relevant information on strategic opportunities which may be of interest to the parties.

Such meetings are anticipated to be held in person or through video conference.

Minutes of each Steering Committee meeting shall be prepared alternatively by each party within [***] after each meeting and validated by the other party within [***] following receipt of the minutes.

The minutes may not modify the Agreement, unless as an addendum to this Agreement, signed by the duly authorized representatives of the parties.

10.4	Escalation

If the Project Managers are not able to reach an agreement within [***] on any matter brought to their attention, then, an Escalation may be triggered to the Steering Committee who will review and seek to resolve the matter within [***] from the Escalation, after which, if such matter remains unresolved, either party may exercise any rights available to it with respect to the disputed item under this Agreement or otherwise.

This clause 10.4 does not apply to or limit the right of a party to seek a temporary restraining order or other provisional remedy to preserve the status quo or to prevent irreparable harm.

11	SOFTWARE ESCROW

11.1	For the primary purpose of securing and evidencing the date and content of the LB Software and the Reference Software, the parties shall enter into an escrow agreement with the Escrow Agency as soon as reasonably practicable after the Commencement Date, and bear all costs and expenses thereof.

11.2	LB shall lodge a Source Code copy of the LB Software and Reference Software, and related documentation as relevant and appropriate, in escrow with the Escrow Agency in accordance with the terms of the escrow agreement which will in particular define the terms and conditions either party will be able to have access to such copy.

11.3	The costs associated with the Escrow Agency shall be borne by LB.

12	LIABILITY

12.1	Neither party excludes or limits its liability under this Agreement for:

(a)	death or personal injury caused by its negligence;

(b)	fraud or fraudulent misrepresentation;

(c)	breach by one party of the Intellectual Property Rights in the Reference Software and/or the Improvements as granted by one party to the other party under this Agreement;

(d)	breach of clause 14 (Confidentiality);

(e)	any breach of this Agreement resulting from the wilful acts or omissions of a party or its employees or agents; or

(f)	any liability which cannot lawfully be excluded or limited.

12.2	Subject to 12.1, and 12.4 hereof each party limits its liability under this Agreement, whether such liability arises in contract, tort (including, without limitation, negligence) or otherwise to [***].

12.3	Subject to 12.1, neither party shall be liable for consequential, special or indirect loss or damage even if such party has been advised of the possibility of such loss or damage.

12.4	For the avoidance of doubt, the cap on liability expressed in clause 12.1 shall not be deemed to include (in respect of a liability of LB to CIE) the [***] under this Agreement in the event it must be [***] pursuant to clause [***].

13	INSURANCE

13.1	LB shall take out and maintain throughout the Term full and effective insurance covering the risks and under such terms as to comply with the Insurance Requirements set forth in Schedule 7.

13.2	Failure to maintain the insurance required in accordance with the terms in this clause 13 and Schedule 7 will constitute a material breach, which shall be considered remediable on giving thirty days notice to cure, except where a claim has arisen in a period where the insurance coverage was not available, in which case the breach shall be deemed irremediable (or unless the liability is actually satisfied by the breaching party).

13.3	By requiring the insurance as set out in this clause, neither party represents that coverage and limits will necessarily be adequate to protect such party, and such coverage and limits shall not be deemed as a limitation on the other party’s liability under the indemnities provided in this Agreement, or any other provision of the Agreement.

14	CONFIDENTIALITY

14.1	For the purposes of each party’s obligations under this clause 14, “Confidential Information” means all information of a confidential nature in any form whatsoever whether or not marked as confidential disclosed to the other party (“Receiving Party”) by or on behalf of the disclosing party (“Disclosing Party”) including, but not limited to, the business, financial and/or technical affairs of the Disclosing Party and any Source Code.

14.2	Each party undertakes to the other:

(a)	to keep confidential all Confidential Information;

(b)	not without the other party’s prior written consent to disclose the Confidential Information in whole or in part to any other person save those of its directors, employees, agents or professional advisers involved in the implementation of this Agreement and provided in all cases that they have a need to know the same; and

(c)	to use the Confidential Information solely in connection with the exercise or enjoyment of rights and/or the performance of obligations under this Agreement and not otherwise for its own benefit or the benefit of any third party.

14.3	The provisions of clause 14.2 shall not apply to the whole or any part of the Confidential Information that can be shown by the Receiving Party to be:

(a)	known to the Receiving Party prior to the date of this Agreement otherwise than as a result of being obtained directly or indirectly from the party disclosing such Confidential Information;

(b)	obtained from a third party who lawfully possessed such Confidential Information and which has not been obtained in breach of a duty of confidence owed to the Disclosing Party by any reason; or

(c)	in the public domain in the form in which it is possessed by the Disclosing Party other than as a result of a breach of a duty of confidence owed to the Disclosing Party by any person.

14.4	It shall not be a breach of clause 14.2 for the Receiving Party to disclose the Disclosing Party’s Confidential Information as required by law, court order, or any Regulatory Body to whom the Receiving Party is subject provided that the Receiving Party shall take reasonable steps to protect the confidential nature of such information and shall inform the Disclosing Party of the disclosure prior to the disclosure.

14.5	Without prejudice to the generality of this clause 14, each party further undertakes to the other to make all relevant directors, employees, agents and professional advisers aware of the confidentiality of the Confidential Information pursuant to the provisions of this clause 14 and to use its reasonable endeavours to ensure compliance by, and remains fully responsible for the actions of its directors, employees, agents and professional advisers with the provisions of this clause 14.

14.6	Except as required by law or the requirements of any stock exchange or other regulatory body to which a party is subject, neither party shall make or procure or permit any other person to make any press or other public announcement concerning any aspect (including, without limitation, the existence) of this Agreement without first obtaining the written consent of the other party to the text of that announcement.

14.7	The provisions of this Clause 14 shall survive termination of this Agreement for any reason for five Years after the termination.

15	AUDIT

15.1	CIE shall keep true and accurate records and accounts in sufficient detail to enable the amount of any Royalties payable to LB pursuant to this Agreement to be determined by the parties.

15.2	LB shall have the right, exercisable not more than [***] in any calendar year, and subject to receipt by CIE of a written notice of not less than [***], to conduct an audit through third party external auditors selected by LB and being from the top [***] in Europe and North America as listed by leading professional ranking surveys in order to validate that the Royalties paid by CIE to LB have been properly calculated and/or paid (hereafter the “Audit’s Purpose”).

15.3	In effecting the audit, CIE shall provide the external auditors with access to all the information and documents reasonably required to determine the Royalties under this Agreement, including but not limited to all supporting documentation for Net Charge Backs, Payment Processing Fees, Gaming Taxes, Bonuses and any other deductions made in the calculation of the Net Gaming Revenue, and the report issued by the external auditors shall include a detailed calculation of such revenues and Royalties for the relevant period. Such audit may be conducted provided however that the auditor shall execute a non disclosure commitment by which it shall:

(a)	recognize that CIE shall remain the owner of all information and documents to which it may have access during the audit (hereafter the “Information”);

(b)	recognise that the Information is confidential and subject to obligations of confidentiality and undertake not to disclose Information to any third party;

(c)	undertake all necessary protective measures in order to protect the security of the Information and notably, to prevent it from being damaged, corrupted or transmitted to unauthorised third parties;

(d)	undertake not to make copies of tangible Information; and

(e)	undertake not to use Information for any purpose other than the Audit’s Purpose and take any measure in order to prevent any fraudulent or misappropriate use of Information.

15.4	In the event the audit reveals that all or part of the Royalties due under this Agreement have not been properly calculated and/or paid, then:

(a)	In the event of an underpayment by CIE, CIE shall be immediately liable for the payment of Royalties remaining due, and such payment shall bear interest at [***] from the initial due date until up to and including the date that payment is made in full; and

(b)	In the event of an overpayment by CIE, LB shall immediately return such overpayment.

15.5	The costs of the audit process shall be borne by LB, save that, in the event that any audit process, results in finding that the correct amount due to LB in [***] the amount originally accounted for by CIE, then CIE shall be liable for the payment of the expenses of that audit process.

16	COMPLIANCE

16.1	LB confirms that it will obtain and continue to hold throughout the Term at its own expense all relevant licences, authorisations and permissions required by an LB Regulatory Body to provide the LB Software, the Reference Software, any Improvements and the Services to CIE.

16.2	CIE confirms that it will obtain and continue to hold throughout the Term at its own expense all relevant licences, authorisations and permissions to provide the Materials and any Improvements to LB.

16.3	LB agrees that any random numbers used for the purposes of determining game steps and outcomes on games provided on or through the Reference Software are and will be generated in an unbiased manner.

16.4	Neither party shall engage in any illegal business practices as Operator of its Platform.

16.5	The parties acknowledge that the regulatory environment in which the Agreement will operate is currently uncertain and may vary from state to state. In order to reflect that uncertainty and with the desire to ensure that so far as possible both parties enjoy the benefits and obligations contemplated by this Agreement, the parties agree that they will take the following steps and work in collaboration in the following ways:

(a)	CIE shall take reasonable steps, during the Term, promptly to inform LB in writing of the existence of any relevant CIE Applicable Regulation that may require LB Poker, in relation to the performance of this Agreement and as a condition to attain the objectives and full mutual benefits contemplated under this Agreement, to obtain any required registration, application or license or perform any other act (“Regulatory Requirement”) and provide LB Poker with reasonable information and assistance in order to enable LB Poker to satisfy any Regulatory Requirement. For the avoidance of doubt, CIE shall not have any obligation to provide LB Poker with legal advice, or to retain legal counsel on behalf of LB Poker, and LB Poker shall be solely responsible for retaining legal counsel as required to fulfill its obligations in 16.5(b);

(b)	LB agrees to use all reasonable efforts to satisfy any Regulatory Requirement, the costs of such Regulatory Requirements being borne by LB;

(c)	If and to the extent that any CIE Applicable Regulation or any decision or act by a CIE Regulatory Body (but not being either a Force Majeure Event or a matter relating to taxation) (“Regulatory Change”) shall have a materially adverse effect on the ability of either of the parties to enjoy the rights and benefits contemplated under this Agreement, the parties will use reasonable endeavors to take such steps necessary (including potentially making variations to this Agreement) to attain the objective of putting the parties in the same position that they would have enjoyed under this Agreement absent such Regulatory Change.

17	TERM AND TERMINATION

17.1	This Agreement shall commence on the Commencement Date and shall, unless terminated sooner in accordance with its terms, continue for the duration of the Term. Within [***] before the expected expiry date of the Term, the parties will meet and discuss in good faith whether to renew this Agreement for an additional term and pursuant to terms and conditions to be mutually agreed by the parties.

17.2	CIE may at any time put an end to the delivery of the Services upon giving reasonable written notice of [***].

17.3	Either party may, by giving written notice to the other, terminate this Agreement forthwith:

(a)	if the other party commits a material breach of any of the provisions of this Agreement, which breach is not remedied nor cured within [***] of receipt of the written notice of the breach;

(b)	if the other party commits a material breach of any of the provisions of this Agreement which is not capable of being remedied;

(c)	if the other party is affected by an Insolvency Event, subject to mandatory provisions of applicable law;

(d)	in accordance with clause 21.4 (Force Majeure};

(e)	as permitted under clause 3.6(c).

17.4	In addition, CIE may, by giving written notice to LB, terminate this Agreement forthwith in the unlikely event that LB is deemed to be an Unsuitable Entity, or a CIE Regulatory Body requires termination of this Agreement in whole or in part, or in accordance with clause 20.3 (Change of Control and Identity Due Diligence), always subject to 18.2.

18	CONSEQUENCES OF TERMINATION

18.1	Upon expiry or earlier termination of this Agreement howsoever arising:

(a)	all rights and obligations of the parties shall cease forthwith except where it is expressly stated otherwise in this Agreement. The termination or expiry of this Agreement shall not affect any rights or obligations of either party which may have accrued prior to such termination or expiry;

(b)	the licence over the Reference Software granted by LB to CIE, and by CIE to LB for the Territory of Assignment, pursuant to clause 4 hereof shall survive in perpetuity;

(c)	all rights in and to the other party’s Improvements under clause 4 and 5 shall survive in perpetuity; and

(d)	Subject to (b) and (c) above, to the extent that any Confidential Information has been disclosed, each party shall return to the other party all Confidential Information of the other party and if so requested certify that it no longer holds the other party’s Confidential Information.

18.2	Notwithstanding the foregoing, if, pursuant to clauses 17.4 or 20.3, CIE is forced to terminate this Agreement, LB shall be entitled to keep the benefit of the Reference Software Enhanced Fee in full, subject to clause 4.9. Should such termination occur before the payment of the Reference Software Enhanced Fee by CIE to LB, CIE shall, unless it duly and formally justifies to LB that it is prohibited from doing so under law or gaming Regulatory Requirements, pay LB the sum of [***] upon the terms set forth in clause 8.4, 8.5 and 8.6, such payment being by the way of an Enhanced Fee for the Reference Software, all further rights to any payment of Royalties or Fees under this Agreement being extinguished.

18.3	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect after termination or expiry.

19	SYSTEM SECURITY

19.1	Neither party shall access, and shall permit its personnel to access, any of the other party’s systems without such other party’s express written authorisation. Such written authorisation may subsequently be revoked by such other party at any time in such other party’s sole discretion.

19.2	Further, any access shall be consistent with, and in no case exceed the scope of, any such authorisation given by such other party.

20	CHANGE OF CONTROL AND IDENTITY DUE DILIGENCE

20.1	LB acknowledges and agrees that there is an ongoing obligation during the Term to provide information to CIE’s compliance committee upon request in relation to (i) entities or individuals owning or acquiring directly or indirectly an interest of [***] or more in LB; (ii) directors and officers thereof; and (iii) any third party with whom LB may subcontract its rights or obligations under this Agreement (“Relevant Third Parties”).

20.2	Accordingly, LB undertakes that it will use its best efforts to obtain any necessary information requested of such Relevant Third Party by CIE’s compliance committee to be in compliance with Applicable Regulations and to facilitate the cooperation of Relevant Third Parties with any necessary investigation conducted by CIE’s compliance committee.

20.3	In the event a Relevant Third Party fails to produce the information requested, or fails to cooperate with any investigation, and such failure has not been cured according to clause 17.3(a), CIE shall have the right to terminate this Agreement.

21	FORCE MAJEURE

21.1	Subject to clause 21.2, no party shall be liable for any failure to perform, or delay in performing, any of its obligations if and to the extent that the failure or delay is caused by a Force Majeure Event, except with respect to an obligation to effect a payment. The time for performance of an obligation which is affected by a Force Majeure Event shall be extended by a period which reflects the delay caused by the Force Majeure Event.

21.2	A party shall only be entitled to claim relief under clause 21.1 in respect of a Force Majeure Event if it:

(a)	promptly gives notice to the other of its wish to claim relief under clause 21.1 together with details of the Force Majeure Event, including the party’s estimate of its duration, the way in which and extent to which the party considers that the performance of its obligations is likely to be affected and any action that the affected party proposes to take to mitigate the effect of the Force Majeure Event;

(b)	updates the information provided under clause 21.2 (a) regularly throughout the period during which the performance of its obligations is affected; and

(c)	takes such reasonable steps as are within its power to minimise the effects of the Force Majeure Event on the performance of its obligations and resumes full performance as soon as reasonably possible.

21.3	For the avoidance of doubt if, under clause 21.1, LB is relieved from performing any obligation, it shall not be entitled to payment for the performance of that obligation in respect of the period for which relief is obtained, or the performance of its obligations under this clause 21.

21.4	If the Force Majeure Event prevails for a continuous period in excess of three Months after the date on which the Force Majeure Event begins, either party shall be entitled to terminate this Agreement by giving at least ten days’ written notice to the other party.

22	NON-POACHING

22.1	During the Term of this Agreement and for a period of [***] after termination or expiry thereof, neither party shall knowingly engage, hire, solicit or encourage any employee(s) of the other party to terminate their business relationship with such other party in order to work for the soliciting party or its Affiliates (or try to engage, hire, solicit or encourage any employee(s) of the other party), without the prior written consent of the other party, which consent shall not be unreasonably withheld.

22.2	Nothing in this Agreement shall prevent either party in the normal course of its business from publishing a public advertisement for a position of employment. Any violation of clause 22.1 shall be regarded as a material breach of this Agreement and either party shall be entitled to terminate this Agreement immediately pursuant to clause 17.3(b), notwithstanding any damages and remedies available to the non-breaching party including as a result of such breach.

23	NOTICES

23.1	Any notices to be served on either of the parties by the other shall be in writing and sent by pre-paid or registered post to the address of the other party as set out at the beginning of this Agreement or such other address as is notified in writing by that party from time to time or by facsimile transmission or email marked for the attention of a senior representative of that party.

23.2	Such notice shall be deemed to have been received by the addressee within (5) (five days of posting or 48 (forty eight) hours if sent by facsimile transmission or email where sent to the correct address facsimile number or email address of the addressee and where applicable evidence of posting and/or transmission is retained.

24	ASSIGNMENT

24.1	Except in the case of a genuine corporate reorganisation (including by way of non- limiting example the assumption of either party’s assets and/or of this Agreement by its parent(s)), neither party shall assign, sub-contract, transfer, sub-license or charge any of its obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld.

25	VARIATION

25.1	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

26	WAIVER

26.1	Any failure by either party to exercise or delay in exercising any rights, powers or remedies in this Agreement will not operate as a waiver of such party rights, powers or remedies or prevent any further exercise of them.

26.2	The rights, powers and remedies provided by this Agreement are cumulative and, subject as otherwise provided in this Agreement, are not exclusive of any rights, powers and remedies provided by law.

27	SEVERANCE

27.1	Notwithstanding that the whole or any part of any provision of this Agreement may prove to be illegal or unenforceable, the other provisions of this Agreement and the remainder of the provision in question shall remain in full force and effect, and the parties shall replace such illegal or unenforceable provision with a provision which is legal and enforceable and which will reflect to the greatest extent possible the intention of the parties hereunder.

28	FURTHER ASSURANCE

28.1	Each party shall from time to time (both during the term of this Agreement and after) do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this Agreement.

29	COUNTERPARTS

29.1	This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts (which may be facsimile copies), but shall not take effect until each party has executed at least one counterpart.

29.2	Each counterpart shall constitute an original of this Agreement, but all counterparts together shall constitute a single agreement.

30	COSTS AND EXPENSES

Each party shall pay its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

31	DISPUTE ESCALATION

31.1	Without prejudice to either party’s right to seek interim or interlocutory relief before the competent courts the parties shall use their best efforts to negotiate in good faith and settle amicably Dispute. If a Dispute cannot be settled through Escalation, either party may give to the other a notice in writing (a “Dispute Notice”).

31.2	Within seven days of the Dispute Notice being given the parties shall each refer the Dispute to the senior representatives nominated by the Chief Executive Office (or equivalent) of each party who shall meet in order to attempt to resolve the dispute. If the Dispute is not settled by Agreement in writing between the parties within fourteen days of the Dispute Notice it shall be resolved in accordance with clause 32.

32	ARBITRATION

32.1	Subject to clause 32.2, any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the legal relationships established by this Agreement, shall be exclusively and finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said rules (hereafter the “Arbitral Tribunal”). The arbitration proceedings shall take place Geneva, Switzerland, in accordance with ICC Rules, and shall be conducted in English, the costs of such arbitration being borne by each of the parties unless otherwise decided by the Arbitral Tribunal.

32.2	Nothing in this clause shall be construed as prohibiting any party from applying to a court for interim equitable relief. Any such application, or an application to a court for the implementation of any such measures ordered by an Arbitral Tribunal, shall not be deemed to be an infringement or waiver of the arbitration agreement and shall not affect the relevant powers reserved to the Arbitral Tribunal.

33	GOVERNING LAW AND JURISDICTION

33.1	This Agreement and any dispute or claim arising out of or in connection with it (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of Nevada.

33.2	Save as otherwise provided by this Agreement, the parties hereby each submit to the exclusive jurisdiction of the courts of the State of Nevada.

33.3	IN WITNESS of which the parties have signed this agreement on the date set out above.

Signed by a director for and on behalf of	/s/ LB Poker SAS Director
LB POKER SAS	[signature of director]
Director

Signed by a director for and on behalf of
CAESARS INTERACTIVE ENTERTAINMENT, INC	[signature of director]
Director

Law Department	Digitally signed by Law Department DN: cn=Law Department, o=Caesars Entertainment Operating Company, Inc., ou=Law Department, email=esternhill@caesars.com, c=US Date: 2011.12.22 15:05:56 -08’00’

SCHEDULE 1

LB Software Description

•	Functional specifications (refer to document “Poker Platform Version 4 Features.PDF”)

•	Technical architecture (refer to document “Poker Platform Version 4 General Architecture 1.2.PDF”)

•	Source Code (refer to document “Poker Platform Version 4 Sources codes.PDF”)

•	Operating Manuals to be provided with LB Software:

•	Platform perquisites;

•	Oracle database configuration;

•	Deployment procedure and Operating mode;

•	Operation guide;

•	Console user guide.

SCHEDULE 2

Project Plan for the Development of the Reference Software

Milestone	Who	Date

CIE Architecture team at LB Premises	CIE	[***]

Agreement on Reference Software technology choices	LB / CIE	[***]

Supply of LB Software	LB	[***]

Reference Software specification released	LB / CIE	[***]

CIE Development team at LB premises	CIE	[***]

User acceptance Criteria and test data for CIE acceptance Tests	CIE	[***]

CIE Equipment ready for Reference Software	CIE	[***]

Delivery of Reference Software	LB	[***]

Start CIE Acceptance Tests	CIE	[***]

Target Date for completion of CIE Acceptance Tests	CIE / LB	[***]

SCHEDULE 3

The Services

IT COLLABORATION

1.1	In the event the mere provision of the IT collaboration and services under this Schedule 3 would likely subject LB to a legal requirement to obtain a registration, application or license or perform any other act or obligation under the relevant CIE Applicable Regulation for the state and/or country under consideration, the parties will use reasonable endeavors to take such steps necessary (including potentially making variations to this Agreement) to avoid the disproportionate exposure for LB and find alternative solutions to attain the objective of putting the parties in the same position that they would have otherwise enjoyed under this Agreement.

1.2	During the [***] following the Completion Date, LB and CIE IT support teams shall exchange ideas on the possible resolution of problems relative to the Reference Software which CIE or LB trained personnel could not solve in the first place despite their best efforts. In particular the LB support team shall:

(a)	reasonably assist CIE and/or its Affiliates with the installation of the Reference Software on the CIE Equipment.

(b)	reasonably assist CIE and/or its Affiliates with the configuration of any Third Party Software required in connection with the Reference Software;

(c)	subject to clause 1.1 above, implement bug fixes and rectify any defects which are reproduceable in the Reference Software, and limited to the Reference Software, notified by CIE;

in each case, as soon as reasonably practicable.

1.3	LB shall ensure within commercially reasonable limits that the collaboration and support assistance hereabove is available by telephone, email or fax.

1.4	Notwithstanding clause 24.1 LB may sub-contract any of the support hereabove described at its discretion.

1.5	During the [***] mentioned here above in 1.2 and following the end of the support services, LB will remain available to provide additional services (including training) upon CIE’s request and subject to an agreement between the parties on the terms and financial conditions therefor.

SCHEDULE 4

Fees

1	FIXED PAYMENTS

1.1	CIE shall make the following one off, fixed payments to LB, by wire transfer, subject to the provisions of 8.5 hereof:

(a)	the sum of [***] as partial funding for the development of the Reference Software, upon Commencement Date;

(b)	the sum of [***] as partial funding for the development of the Reference Software, upon the supply of the LB Software during the Development Phase

(the “Reference Software Development Fee”);

(c)	the sum of [***] to be paid upon the Completion Date

(d)	the sum of [***] to be paid upon the end of the twelve-month period following Completion Date

(the “Reference Software Acceptance Fee”).

(e)	The sum of [***] to be paid upon the end of an [***] following Completion Date as part of the consideration for the partial assignment of copyright under this Agreement and to be offset against Royalties owed to LB by CIE under this Schedule 4 for the United States or any other jurisdiction in which royalties are generated, should the Platform be Launched in such a jurisdiction earlier than in the United States, as further described hereafter.

(the “Reference Software Enhanced Fee”)

1.2	Upon occurrence of the events in paragraphs 1.1(a) to (e), LB shall raise an invoice in respect of the applicable fees due. The Reference Software Development Fee and the Reference Software Acceptance Fee shall not be refundable upon acceptance of the Reference Software pursuant to clause 3.7. The Reference Software Enhanced Fee shall not be repayable, except as set forth under clause 4.9 or as recouped from Royalties as contemplated in paragraph 2.3 of this Schedule.

1.3	Payment of LB’s invoices will be made in US dollars within [***] from the end of the Month in which CIE receives a valid invoice.

2	ROYALTIES

2.1

In consideration of the Reference Software license and partial assignment under this Agreement, Royalties shall be due by CIE in each and every state and/or country in the CIE Territories and/or the LB Territories in which the Platform is launched by CIE, its Affiliates and/or any of its sub-licensees. Such Royalties shall be due for each relevant country in the CIE Territories and/or the LB Territories beginning on the date the Platform is first made available to End Users in a live environment for real money poker in such country during the

Term (hereinafter, for each country, the “Launch” or “Launched”) and for the duration as set forth under 2.2 below. No Royalties shall be due with respect to a specific country if the Platform is Launched in such country after the expiry of the Term.

2.2	Royalties shall be due as follows:

(a)	in respect of the CIE Territories, LB shall be entitled to a payment by way of a royalty of [***] of the total Net Gaming Revenue achieved by CIE and its Affiliates and any of its sub-licensees, acting as a Provider or Operator of the Platform, in aggregate directly through the playing of real money poker on the Platform for a period of [***] as of the Launch in that Territory, notwithstanding expiry of the Term. By way of non-limiting example: (i) if the Platform is launched in the [***] in [***], then CIE shall be liable to LB for the payment of Royalties to LB with respect to Net Gaming Revenue generated in the [***] until [***] and (ii) if the Platform is launched in [***] in [***], then CIE shall be liable for the payment of Royalties with respect to Net Gaming Revenue generated in [***] until [***], notwithstanding the fact that CIE started paying Royalties in respect of CIE Territories in [***]. However, if the Platform is launched in [***] in [***], then no Royalties shall be due by CIE in respect of the exploitation of such Platform in [***].

(b)	in respect of LB Territories LB shall be entitled to a payment by way of a royalty of [***] of the total Net Gaming Revenue achieved by CIE and its Affiliates and any of its sub-licensees, acting as a Provider or as an Operator of the Platform, in aggregate directly through the playing of real money poker on the Platform for a period of [***] as of the Launch in that Territory, notwithstanding expiry of the Term. By way of non-limiting example: (i) if the Platform is Launched in [***] in [***], then CIE shall be liable to LB for the payment of Royalties to LB with respect to Net Gaming Revenue generated in [***] until [***] and (ii) if the Platform is Launched in [***] in [***], then CIE shall be liable to LB for the payment of Royalties with respect to Net Gaming Revenue generated in [***] until [***], notwithstanding the fact that CIE started paying Royalties in respect of CIE Territories in [***]. However, if the Platform is Launched in [***] in [***], then no Royalties shall be due by CIE in respect of the exploitation of such Platform in [***].

2.3	In accordance with 1(e) above, the Reference Software Enhanced Fee shall be recouped in full with the Royalties resulting from the Launch of the Platform in the United States. Subject to 2.4 hereof, if, following the payment of Royalties to LB in accordance with 2.2(a) and 2.2(b), including the Reference Software Enhanced Fee, LB has not received royalty payments under this Agreement (wheresoever generated) which in aggregate total [***] or more by the end of a period of [***] from the first Launch in the United States (the [***]), then, CIE shall continue to pay Royalties in respect of Net Gaming Revenue for such period as is necessary until the total Royalties paid under the Agreement exceed [***], at which point the obligation to pay Royalties shall cease.

2.4	If, at the end of a period of [***] from the first Launch in the United States, the total aggregate Royalties received by LB under the Agreement has not exceeded [***] then the obligation to pay Royalties shall cease at that point.

2.5	By way of non-limiting example of the operation of clauses 2.3 and 2.4 above:

(a)	Should LB have been paid Royalties of [***] in aggregate by the end of the [***], then all Royalty payments in all territories shall henceforth cease.

(b)	Should LB have been paid Royalties of [***] by the end of the [***] (i.e. a sum less than [***]), then the Agreement and Royalty payment mechanism shall continue to operate until such time as LB has received aggregate Royalties of [***] (at which point the payment mechanism shall cease in all Territories); but

(c)	Should LB still not have received Royalties in aggregate totalling [***] by the end of a period of [***] from the first Launch in the United States, then the right to any further Royalties will nonetheless be extinguished at that point.

All payments will be made in accordance with clause 8 of this Agreement.

SCHEDULE 5

Competitors of CIE

The following shall be considered CIE Competitors for the purposes of this Agreement:

[***].

SCHEDULE 6

LB Competitors

The following shall be considered LB Competitors for the purposes of this Agreement:

[***].

SCHEDULE 7

Insurance Requirements

LB Poker will maintain at all times during the term of the Agreement insurance for claims which may arise from, or in connection with the provision of the Reference Software and Services by LB Poker, its agents, representatives, employees with coverage at least as broad and with limits of liability not less than those stated below:

1.	Errors & Omissions / Responsabilité Civile Professionnelle Insurance

•	Coverage territory must include claims arising from or brought against the insured in the United States of America

•	Limits:

•	not less than the equivalent of [***] per claim and per year

•

Coverage for damages and claims expense arising from the Acts, Errors, or Omissions of the Insured, and the Insured’s employees or independent contractors related to all products and services of the Insured including, but not limited to, the operation, design, or hosting of a website or content posted on the internet

•	Coverage for liability arising from the failure to protect or the loss or disclosure of private / confidential information no matter how the loss occurs

•

Includes Personal Injury coverage for injury other than bodily injury, including, but not limited to, mental or emotional distress or humiliation, invasion of privacy, misappropriation of name/likeness, false light, and public disclosure of private facts.

•	not less than the equivalent of [***] per claim and per year

•

Coverage for Intellectual Property Infringement including, but not limited to, claims arising out of the actual or ALLEGED infringement of copyright, trademark, trade name, trade dress, service mark, service name, or software code

•

Coverage for failure to prevent denial of service, unauthorized access to, unauthorized use of, tampering with or the introduction of malicious or damaging code into firmware, data, software, systems or networks

•	Includes coverage for Network Security / Data Privacy claims including notification and forensics expenses

Evidence of Insurance:

•

Before the effective date of this Agreement, and upon request, LB Poker shall provide Caesars Interactive Entertainment, Inc. (“CIE”) with a Certificate of Insurance in accordance with the foregoing to be delivered to CIE and also in electronic format to Ins_Certs@caesars.com.

General Terms:

•	LB Poker shall provide for not less than [***] days prior written notice of cancellation of its policies of insurance to CIE.

•	LB Poker further agrees that any subcontractors or sub-vendors engaged by LB Poker will carry like and similar insurance with the same additional insured requirements.

Failure to Maintain Insurance. Failure to maintain the insurance required in this section will constitute a material breach and may result in termination of this Agreement at CIE’s option.

Representation of Insurance. By requiring the insurance as set out in this section, CIE does not represent that coverage and limits will necessarily be adequate to protect LB Poker, and such coverage and limits shall not be deemed as a limitation on LB Poker’s liability under the indemnities provided to CIE in this Agreement, or any other provision of the Agreement.

SCHEDULE 8

LB Territories

[***]

[***]

[***]

[***]

[***]

SCHEDULE 9

CIE Territories

[***]

[***]

[***]

SCHEDULE 10

ACCEPTANCE TESTING CERTIFICATE

REFERENCE SOFTWARE

BETWEEN

(1)	CAESARS INTERACTIVE ENTERTAINMENT, INC., a company incorporated under the laws of Delaware whose registered office is at One Caesars Palace Drive, Las Vegas, Nevada 89109, United States of America (“CIE”)

(2)	LB POKER SAS, a company incorporated under the laws of France (Registration Number at RCS of PARIS B 522 702 315) whose principal place of business is at 18 rue Tiphaine, 75015 Paris, France (“LB”)

The parties entered an agreement dated              [INSERT DATE] (the “Collaboration Agreement”) for the development and licensing, and partial assignment, of a software referred to as Reference Software based on software owned by LB. Clause 3 of the Collaboration Agreement provides the terms and conditions for the Delivery, Testing and Acceptance of the Reference Software. This Certificate of Acceptance is provided for under clause 3.7 of said Agreement.

This Acceptance Testing is being executed pursuant to the Acceptance Tests agreed between the parties and is subject to all the terms and conditions of the Collaboration Agreement.

Acceptance tests for Components/Modules

Component Tested

TESTING CRITERIA

Describe a high level testing criteria areas (test plan sheet is organized in areas and topics relative to areas).

Put references on detailed test plan sheet

Gives numbers on

•	Number of test scenarios

•	% of tests realized (if 100% is not realized, explain in the relevant line the reason)

•	Detailed tested versions

•	Back-end version

•	Client Software version

•	Web version used

TESTING AREAS

Area tested according to the Testing Criteria	Verified		Notes
Area	Yes	No

DEVIATIONS - REMARKS

Topic / Area	Explain
Topic / Area	Explain
Completed by:	• Insert name and signature

Summary:

TESTED VERSION

Gives numbers on

•	Number of test scenarios

•	% of tests realized (if 100% is not realized, explain in the relevant line the reason)

•	Detailed tested versions

•	Back-end version

•	Client Software version

Components	Number of test passed	Number of deviations

Sum

Date of Submission:

☐    Acceptance on Completion is pronounced, with effect from                     .

Signed in                      [location], on                      [date]

Signed by a director for and on behalf of LB POKER SAS

[signature of director]
Director

Signed by a director for and on behalf of CAESARS INTERACTIVE ENTERTAINMENT, INC

[signature of director]
Director

SCHEDULE 11

Development Phase Training Modules

Module	Platform Areas	Remarks	Remote Training	Duration in days	Required Skills For the Development of the Reference Software

1

Server side

•     Architecture & Design

•     Overall Platform

•     Software code

•     Terracotta architecture and code integration

•     Active MQ / Messaging

•     Build, deploy, testing (Includes build test scripts)

•     Installation of platform on CIE developers laptops & training development environment on LB equipment

		OK for the items. Hands on training will be done as contribution of your guys on the platform development, with our help, not a formal training part	No	[***]

Java senior developers in distributed applications

Skilled in Spring and Hibernate development

Skilled in Oracle database management (binding, partitioning, polling)

Skilled in performance and transactional applications Knowing JBPM

2

Client software

•     Architecture & Design

•     Software code

•     Build, deploy, testing (Includes build test scripts)

•     Installation of platform on CIE developers laptops & training development environment on LB equipment

		Hands on training will be done as contribution of your guys on the platform development, with our help, not a formal training part	No	[***]	Skilled in Adobe frameworks and language (Action Script, flash, flex) Skilled in graphics and sound integration

3	Virtual network recommendations Load balancer configuration Security configuration Metrology Incident management and alerting Scheduled jobs		Yes	[***]

Skilled in Unix systems (Solaris, Linux RedHat, Oracle Linux)

Skilled in server clustering (HA, Sun)

Skilled in network area (Firewall, routers) in Juniper and Cisco equipments

Skilled in F5 Load bancers

4	Terracotta administration, Setup & configuration	Yes	[***]	Java senior developers in distributed applications Skilled in Hibernate and EHCache configuration

5	QA Training	No	[***]	Skilled in test procedures Knowledge of poker

6	• Admin Back office training (admin console)	No	[***]	Knowledge of poker games and structures (models, payout, satellite, etc...)

7	• Reporting	Yes	[***]	Skilled in Business Object XI R3

8	• Database design and walkthrough • Dataware house design, procedures and architecture	No Yes	[***]	Skilled in Oracle 11GR2 database ASM and RAC configurations Active Dataguard knowledge Partitionning Knowledge of Enterprise manager, Grid Control

SCHEDULE 12

Unsuitability Event Definition

Unsuitability Events. An “Unsuitability Event” will have occurred if:

(i) Any CIE Regulatory Body makes a final determination, after the expiration of any applicable cure periods, that LB or its, principal or owner, is unsuitable under Applicable Regulation to be associated with a gaming enterprise;

(ii) CIE’s corporate compliance committee, as a result of a communication or other action by a CIE Regulatory Body, in good faith believes that such CIE Regulatory Body is reasonably likely to (A) fail to license or approve CIE or its Affiliates to own, operate or manage any casino project, (B) grant a required gaming license or approval for any casino project of CIE or its Affiliates only upon terms and conditions which are not acceptable to CIE or its Affiliates acting in a commercially reasonable manner, or (C) deny, suspend, or revoke any existing casino license or approval of CIE or its Affiliates whether resulting from any judicial or administrative proceeding or otherwise, and which, in each case, results, directly or indirectly, from any act or omission of, or ineligibility to hold a gaming license by, CIE or its Affiliates, including, without limitation, the commission of any crime or other act that is not consistent with the holding of a gaming license, or the association or affiliation with Unsuitable Persons, whether or not the allegations with respect thereto are true in fact;

(iii) Any CIE Regulatory Body makes a determination that LB or any of its principals or owners, is an Unsuitable Person or is otherwise unqualified to be associated with a gaming enterprise in the applicable jurisdiction; or

(iv) CIE’s corporate compliance committee, in good faith believes that (a) LB or any of its principals or owners is an Unsuitable Person including but not limited to a finding of any material violation by LB or any of or any principal or owner of LB, of this Agreement or Caesars Policies; or in the event that LB, or any of its principals or owners, is found to have been using improper, illegal or corrupt methods in fulfilling the terms of this Agreement, or has been convicted of any crime; or (b) performance or continued performance of this Agreement could cause an Unsuitability Event (including without limitation, by reason of any state, number of states or federal authority having determined that the performance or continued performance of the Agreement would constitute a violation of Applicable Regulation), or (c) association with LB principals or owners otherwise jeopardizes the integrity of the gaming business of CIE or its Affiliates.

2. Unsuitable Person. For the purposes of this Schedule 12, “Unsuitable Person” means any person:

(i) whose association with LB could reasonably be anticipated to, and which CIE’s corporate compliance committee, in good faith, determines likely will result in the loss of, inability to reinstate, or failure to obtain, any registration, application or license or any other rights or entitlements held by CIE or its Affiliates, in each case under any state or local U.S. or foreign gaming laws; or

(ii) who is required to be qualified or be found suitable under any other applicable gaming laws under which CIE or its Affiliates are licensed, registered, qualified or found suitable, and such person does not so qualify or is not found so suitable, or becomes not so qualified or is found not so suitable and it remains so, based on a final determination of the relevant gaming authority, after the expiration of any applicable cure periods./.

SCHEDULE 13

COPYRIGHT ASSIGNMENT FROM LB TO CIE

DATE OF ASSIGNMENT	2011

PARTIES

(1)	LB POKER SAS, a company incorporated under the laws of France (Registration Number at RCS of PARIS B 522 702 315) whose principal place of business is at 18 rue Tiphaine, 75015 Paris, France (“Assignor”)

(2)	CAESARS INTERACTIVE ENTERTAINMENT, INC., a company incorporated under the laws of Delaware whose registered office is at One Caesars Palace Drive, Las Vegas, Nevada 89109, United States of America (“Assignee”)

INTRODUCTION

A	The Assignor and Assignee entered an agreement dated [INSERT DATE] (the “Collaboration Agreement”) pursuant to which the parties intend to cooperate in the development of a “reference” poker platform based on developments to the software owned by the Assignor.

B	The Assignor has agreed to assign the copyright for the territory of the United States of America in the Copyright Works, to the Assignee.

IT IS AGREED THAT:

1.	DEFINITIONS AND INTERPRETATION

All the defined terms under this agreement (the “Copyright Assignment”) have the definitions prescribed to them under the Collaboration Agreement and in particular clause 1.1 thereof.

2.	ASSIGNMENT

2.1 In consideration of the Fees set forth under the Collaboration Agreement in Schedule 4 and of the sum of one dollar ($1.00) now paid by the Assignee to the Assignor as provisional payment over such Fees, (receipt of which is hereby acknowledged by the Assignor) the Assignor hereby assigns to the Assignee by way of future assignment the following rights in relation to the Copyright Works in the United States of America only:

(a)	the right to reproduce or to make reproductions of the Copyright Works, without limitation of number, in whole or in part, by all means and methods, in all media and all materials, present or future, known or unknown, in particular in a digital, magnetic or electronic format, on a computer or by downloading, on a video recording, CD-ROM, CD-I, DVD, disk, floppy disk, or a network, on paper or on plastic;

(b)	the right to communicate to the public, to represent and to make representations of the Copyright Works by any means of broadcasting and communication present or future, known or unknown, including any telecommunications system on line, such as internet, intranet, digital television network, radio transmission, satellite, cable, WAP, interactive telematics system, by downloading, electronic transmission, telephone networks or wireless;

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(c)	the right to adapt, modify, transform, develop and create derivative works of the Copyright Works, in whole or in part, to make new versions or new developments, to maintain, decompile, edit, assemble, transcribe, arrange, scan, cover on any configuration, interface with any software, database or computer product, to use the algorithms for any purpose, to transcribe them in whole or in part in any form, modified, truncated, condensed, expanded, to integrate them in whole or in part in existing or future works on any paper, magnetic or optical support, including internet, disk, diskette, tape, CD-ROM listing;

(d)	the right to distribution and the right to market the Copyright Works, in whole or in part, by any method of marketing, including cable communication system, Internet and computer networks, for any use both private and public;

(e)	the right to license all or part of the assigned rights as an Operator within the terms of the Collaboration Agreement.

2.2 The Assignor confirms that it hereby waives all moral rights subsisting in the Copyright Works.

2.3 The Assignments contemplated herein shall become effective from the Completion date and, for the Improvements, from the date each Improvement is completed, as set forth under the Collaboration Agreement.

2.4 It is expressly provided that all the Assignor’s rights in relation to the copyright in the Copyright Works in other territories are not assigned to the Assignee, and the Assignor remains the owner of those rights.

3.	FURTHER ASSURANCE

The Assignor shall, at the reasonable request of the Assignee or its nominee, do and execute or procure that there shall be done and executed in a form or manner reasonably satisfactory to the Assignee all such documents, deeds, matters, acts and things as the Assignee may at any time require to vest the copyright in the Copyright Works or any part thereof in the Assignee or otherwise to give effect to this Copyright Assignment and perfect the Assignee’s title.

4.	LAW AND JURISDICTION

4.1 This Copyright Assignment shall be governed by and construed in accordance with the law of the State of Nevada.

4.2 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of the state of Nevada in relation to any claim or matter arising under or in connection with this Copyright Assignment.

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IN WITNESS of which the parties have signed this Copyright Assignment on the date set out above

Signed by a director for and on behalf of	/s/ LB Poker SAS Director
LB POKER SAS	[signature of director]
Director

Signed by a director for and on behalf of	/s/ Mitch Garber
CAESARS INTERACTIVE ENTERTAINMENT, INC	[signature of director]
Director

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SCHEDULE 14

CIE COPYRIGHT ASSIGNMENT

DATE OF ASSIGNMENT	2011

PARTIES

(1)	CAESARS INTERACTIVE ENTERTAINMENT, INC., a company incorporated under the laws of Delaware whose registered office is at One Caesars Palace Drive, Las Vegas, Nevada 89109, United States of America (“Assignor”)

(2)	LB POKER SAS, a company incorporated under the laws of France (Registration Number at RCS of PARIS B 522 702 315) whose principal place of business is at 18 rue Tiphaine, 75015 Paris, France (“Assignee”)

INTRODUCTION

C	The Assignor and Assignee entered an agreement dated [INSERT DATE] (the “Collaboration Agreement”) pursuant to which the parties intend to cooperate in the development of a “reference” poker platform based on by developments to software owned by the Assignor.

D	The Assignor has agreed to assign the copyrights in certain improvements to that software so far as such copyrights pertain to the territory of France to the Assignee, such assignment to become effective from the date of completion of each such improvement.

IT IS AGREED THAT:

1	DEFINITIONS AND INTERPRETATION

All the defined terms under this agreement (the “CIE Copyright Assignment”) have the definitions prescribed to them under the Collaboration Agreement and in particular clause 1.1 thereof. In addition, for the purpose of this Copyright Assignment:

“CIE Copyright Works” means any Improvements made by Assignor from time to time during the Improvement Term.

2	ASSIGNMENT

2.1	In consideration of the payments and mutual promises and obligations given and received by the parties (sufficiency of which is hereby acknowledged by the Assignor) the Assignor hereby assigns to the Assignee by way of future assignment the following rights in relation to the copyright in the CIE Copyright Works in France only:

(a)	the right to reproduce or to make reproductions of the Copyright Works, without limitation of number, in whole or in part, by all means and methods, in all media and all materials, present or future, known or unknown, in particular in a digital, magnetic or electronic format, on a computer or by downloading, on a video recording, CD-ROM, CD-I, DVD, disk, floppy disk, or a network, on paper or on plastic;

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(b)	the right to communicate to the public, to represent and to make representations of the Copyright Works by any means of broadcasting and communication present or future, known or unknown, including any telecommunications system on line, such as internet, intranet, digital television network, radio transmission, satellite, cable, WAP, interactive telematics system, by downloading, electronic transmission, telephone networks or wireless;

(c)	the right to adapt, modify, transform, develop and create derivative works of the Copyright Works, in whole or in part, to make new versions or new developments, to maintain, decompile, edit, assemble, transcribe, arrange, scan, cover on any configuration, interface with any software, database or computer product, to use the algorithms for any purpose, to transcribe them in whole or in part in any form, modified, truncated, condensed, expanded, to integrate them in whole or in part in existing or future works on any paper, magnetic or optical support, including internet, disk, diskette, tape, CD-ROM listing;

(d)	the right to distribute and the right to market the Copyright Works, in whole or in part, by any method of marketing, including cable communication system, Internet and computer networks, for any use both private and public;

(e)	the right to license all or part of the assigned rights as an Operator within the terms of the Collaboration Agreement.

2.2	The Assignor confirms that it hereby waives all moral rights subsisting in the CIE Copyright Works.

2.3	The Assignments contemplated herein shall become effective from the date of completion of each Improvement.

2.4	It is expressly provided that all the Assignor’s rights in relation to the copyright in the CIE Copyright Works in other territories are not assigned to the Assignee, and the Assignor remains the owner of those rights.

3	FURTHER ASSURANCE

The Assignor shall, at the reasonable request of the Assignee or its nominee, do and execute or procure that there shall be done and executed in a form or manner reasonably satisfactory to the Assignee all such documents, deeds, matters, acts and things as the Assignee may at any time require to vest the copyright in the Copyright Works or any part thereof in the Assignee or otherwise to give effect to this CIE Copyright Assignment and perfect the Assignee’s title.

4	LAW AND JURISDICTION

4.1	This CIE Copyright Assignment shall be governed by and construed in accordance with the law of the State of Nevada.

4.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of the state of Nevada in relation to any claim or matter arising under or in connection with this CIE Copyright Assignment.

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IN WITNESS of which the parties have signed this CIE Copyright Assignment on the date set out above

Signed by a director for and on behalf of	/s/ LB Poker SAS Director
LB POKER SAS	[signature of director]
Director

Signed by a director for and on behalf of	/s/ Mitch Garber
CAESARS INTERACTIVE ENTERTAINMENT, INC	[signature of director]
Director

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